UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ModusLink Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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105 Madison Avenue, New York, NY, 10016 Tel: 212-929-5500 Fax: 212-929-0308 Email: proxy@mackenziepartners.com New York London Los Angeles Palo Alto Washington DC

Please Contact MacKenzie Partners Today

To Vote Your ModusLink Global Solutions, Inc. Shares!

January 6, 2014

Dear ModusLink Global Solutions Shareholder:

As you may be aware, ModusLink Global Solutions, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on December 18, 2013. At the Annual Meeting, the Company’s stockholders voted on and approved the following proposals found in the definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013:

(i) Proposal 1 to elect Anthony Bergamo as a Class II Director and (ii) Proposal 3 to approve, on an advisory basis, the compensation of the Company’s named executive officers as reported in the proxy statement.

The Company adjourned the Annual Meeting to allow for additional time for stockholders to vote on Proposal 2 to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. The Annual Meeting will reconvene on January 15, 2014 at 9:00 a.m. Eastern time at the offices of Olshan Frome Wolosky LLP., located at 65 East 55th Street, New York, NY 10022 for the purpose of holding a stockholder vote on Proposal 2.

Proposal 2 would eliminate the classification of the Board and provide instead for the annual election of Directors commencing with the Company’s 2014 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2014. The Company believes that the declassification of the Board of Directors is consistent with best practices in corporate governance and in the best interests of the Company and its stockholders.

Our records indicate your vote has not yet been received for the reconvened Annual Meeting of Stockholders. Please take a moment right now to ensure that your shares are represented at this important meeting.

We urge you to please vote your ModusLink Global Solutions shares today. You may do so by contacting MacKenzie Partners toll-free at 1-800-322-2885. MacKenzie Partners has been engaged by ModusLink Global Solutions to assist in gathering the votes for the Annual Meeting.

Under the Company’s By-laws, this proposal requires the affirmative vote of 75% of shares outstanding. Accordingly, your vote is extremely important no matter how many shares you hold. Please contact MacKenzie Partners today so we may assist in processing your vote – this will only take a few minutes of your time, but will help save ModusLink Global Solutions the cost of additional mailings.

MacKenzie Partners’ team of representatives can be reached toll-free at 1-800-322-2885 or 1-212-929-5500 (call collect). You may also contact us with your voting instructions via email at: proxy@mackenziepartners.com.

Thank you for your time and consideration.

Sincerely,

MacKenzie Partners, Inc.

Toll-Free at 1-800-322-2885

Please take a moment to contact MacKenzie Partners today via telephone or email to vote your ModusLink Global Solutions shares.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll Free: (800) 322-2885